Exhibit 1.01

NOVANTA INC.

Conflict Minerals Report

For the Period January 1 to December 31, 2015

Introduction

This report has been prepared by management of Novanta Inc. (“Novanta”, the “Company”, “we”, “our”) for the period of January 1, 2015 to December 31, 2015 (the “Reporting Period”) and is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “Act”), which was adopted by the Securities and Exchange Commission (the “SEC”) to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“the 3TGs”) for the purposes of this assessment. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain 3TGs which are necessary to the functionality or production of their products.

If a registrant can establish that the 3TGs originated from sources other than the Democratic Republic of the Congo (the “DRC”) or any of the adjoining countries (collectively, the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed. If a registrant has reason to believe that any of the 3TGs in their supply chain may have originated from the Covered Countries, or if a registrant is unable to determine the country of origin of its 3TGs, the registrant must exercise due diligence on the source and chain of custody of the 3TGs.  The registrant must annually submit a Conflict Minerals Report (the “CMR”) to the SEC that includes a description of the Company’s due diligence measures.

Company Overview

Novanta is a leading global supplier of core technology solutions that give advanced industrial and healthcare OEMs a competitive advantage. We combine deep expertise at the intersection of photonics and motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers’ demanding applications. We deliver highly engineered laser, vision and precision motion solutions to customers around the world. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success.

The Company is organized into three reportable segments: Laser Products, Vision Technologies and Precision Motion. The Laser Products segment designs, manufactures and markets photonics-based solutions to customers worldwide. The segment serves highly demanding photonics-based applications such as industrial material processing, and medical and life science imaging and laser procedures. The Vision Technologies segment designs, manufactures and markets a range of medical grade technologies, including visualization solutions, imaging informatics products, optical data collection and machine vision technologies, frequency identification (“RFID”) technologies, thermal printers, and light and color measurement instrumentation, to customers worldwide. The Precision Motion segment designs, manufactures and markets optical encoders, precision motor and motion control technology, air bearing spindles and precision machined components to customers worldwide.

The Company conducted an analysis of its products and found that 3TGs are present in many of the electronic parts and components included in the Company’s products. Therefore, the Company is subject to the reporting obligations of Rule 13p-1.

The Company’s supply chain is complex.  The Company uses a wide variety of raw materials, key components and parts that are purchased from both domestic and international suppliers.  The Company also uses contract manufacturers to make certain key components used in the production of the Company’s finished products. As the Company’s manufacturing process consists mostly of final assembly of components and parts that are purchased from suppliers, there are typically several tiers of companies between Novanta and the mines, smelters or refiners of conflict minerals.  The Company does not directly source 3TG minerals as raw materials.  Therefore, it is difficult to identify the origin of conflict minerals that are present in the Company’s products.

Due to the size and complexity of the Company’s supply chain, it will take time for many of our suppliers to verify the source and origin of conflict minerals in their manufacturing process.  Novanta has to rely on its suppliers to provide information on the origin of the conflict minerals contained in the components and materials supplied to Novanta, including sources of conflict minerals present in the materials and components supplied to Novanta’s suppliers themselves.

Reasonable Country of Origin Inquiry (RCOI)

The Company began the scoping process by compiling a list of all suppliers that provide us with products that may contain any 3TGs. Once this list was populated, we provided this list, as well as applicable contacts for those suppliers, to our third-party service provider. This list was then uploaded to our service provider’s software platform that allows us to store and manage supplier requests, documentation, and data.

Our scoping process was then defined further by removing service providers, indirect materials suppliers, and suppliers who are now inactive. This ensures that all suppliers surveyed actually provided items to Novanta that were used in final products in 2015. Using this process, we were able to remove approximately 7% of suppliers from scope for the 2015 reporting period.

Our service provider then conducted the supplier survey portion of the RCOI on our behalf. Utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 4.01b, developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, the suppliers identified through the procedures above were surveyed on their sourcing of the 3TGs that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide materials to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey process, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in the software platform of the service provider. Non-responsive suppliers were contacted a minimum of three times and then were also contacted by our service provider’s Supply Chain Team in one on one communications. This included at least two follow-ups in order to encourage their response via CMRTs. Members of Novanta supply chain teams contacted the remaining non-responding suppliers via email and telephone follow-ups. To ensure that our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have offered training to suppliers through webinars, videos, documentation, and one-on-one discussions.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our service provider’s system for future reporting and transparency. As of May 4, 2016, approximately 5% of our surveyed suppliers had yet to correct their invalid submissions.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we proceeded to conduct due diligence on our supplier base.

Design of Due Diligence

The Company’s due diligence process and efforts have been developed in accordance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for

Responsible Supply Chain of Minerals from Conflict-Affected and High-risk Area (second edition) and the related supplements for gold and for tin, tantalum and tungsten (collectively referred to as the “OECD Guidance”).  The Company designed its due diligence process and measures to conform in all material respects with the OECD framework.

Due Diligence Performed

1.	Maintain Strong Company Management System

1.1.	Internal Team

The Company’s conflict minerals compliance program is sponsored by the Chief Operating Officer and is executed by a global task force that comprises of the Global Sourcing Leader, the Corporate Controller and Chief Accounting Officer, and a project leader for each of the product lines.  The product line project leader is typically the director of operations or manager of the procurement function and is supported by procurement and engineering professionals knowledgeable about the products and materials contained in those products.

The Company developed Conflict Minerals Process procedures that are required to be followed to perform the RCOI by all businesses globally. Supply chain leaders are responsible for ensuring compliance with Conflict Minerals Process procedures at the local business level and for reporting status and results of RCOI at periodic task force meetings.

1.2.	Control Systems

The Company developed a global Conflict Minerals policy and Supplier Code of Conduct that are communicated widely both internally and externally and are posted on the Company’s external website. The Company clearly states its commitment to compliance with laws and regulations surrounding conflict minerals and to taking steps to ensure that none of the 3TGs used in its products directly or indirectly finances or benefits armed groups in the Covered Countries.

The Company requires all of its suppliers to use materials that have been sourced in a legally responsible manner and to confirm that they have not, and will not, procure conflict minerals from mines that are not DRC conflict free. These expectations are stated in our Conflict Minerals Policy and Supplier Code of Conduct, which can be accessed at this direct link: http://gsig.investorroom.com/code-of-ethics

1.3.	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 4 and a third-party service provider’s software reporting tool for collecting conflict minerals declarations from our suppliers.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process, our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TGs identified in our products.

1.4.	Grievance Mechanism

The Company maintains an Ethics Hotline, a 24x7 confidential messaging system and an anonymous electronic mailbox managed by a third-party service provider, which provides means for employees, customers and suppliers to report deviations from the Company’s Code of Ethics and Business Conduct.

1.5.	Document Retention

As part of the Conflict Minerals Process procedures, the Company established documentation and record maintenance mechanism to ensure that relevant documentation is retained in a structured electronic database.

2.	Identify and Assess Risks in the Supply Chain

We have relied on supplier responses for information about the source of conflict minerals contained in the parts and components that they supply to us. Similarly, our direct suppliers also relied on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified as DRC-Conflict Free pose a significant risk to the supply chain. We have classified risks as High, Medium and Low. This risk rating is generated based on three scoring criteria:

•	Regulated Body:
o	This assesses whether the smelter is a member of a regulated body and has an associated regulated body number (Smelter CID Number is the primary method).
•	Geographic Proximity:
o

Level 1 Country: Countries with known active ore production for tin or tantalum that are not identified as conflict regions or plausible countries of smuggling or export of tin or tantalum containing materials. These include smelter countries that are located in North or South America, Australia or Europe.

o

Level 2 Country: Known or plausible countries for smuggling, export out of Level 3 countries, or transit of materials containing tin or tantalum. This currently includes Kenya, Mozambique, and South Africa.

o

Level 3 Country: The Democratic Republic of the Congo (DRC) and its nine adjoining countries as outlined in Section 1502 of the Dodd Frank Act. These include Angola, Burundi, Central African Republic, DRC, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. These are also commonly referred to as "covered countries" in the Dodd Frank Act Section 1502.

•	Certification:
o	If the smelter is certified conflict-free via the CFSI or the London Bullion Market Association (LBMA) Responsible Gold Programme.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers in their CMRT. The criteria used to evaluate the strength of the program are:

A. Do you have a policy in place that includes DRC conflict-free sourcing?

E. Have you implemented due diligence measures for conflict-free sourcing?

H. Do you verify due diligence information received from your suppliers?

I. Does your verification process include corrective action management?

When suppliers meet or exceed the above criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

3.	Design and Implement a Strategy to Respond to Identified Risks

We have developed a risk management plan to ensure that all identified risks are responded to. This includes communicating any identified risks to upper management, escalating suppliers who do not meet our expectations, and increased supplier education.

If the Company discovers through its RCOI efforts that any conflict minerals directly or indirectly benefit the armed groups in the Covered Countries, the Company will take steps to work with its suppliers to stop using such conflict minerals and, if not possible, stop purchasing such raw materials or components from the supplier in question.

4.	Carry Out Independent Third-Party Audit

We do not have any direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.

5.	Report Annually on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at http://gsig.investorroom.com/code-of-ethics and is filed with the SEC.

Results of Due Diligence

As of May 4, 2016, the Company had surveyed 952 suppliers that are considered in scope and received responses from approximately 74% of such suppliers. The suppliers that provided us with a CMRT were also asked to submit smelters or refiners (“SOR”) information.

Of the suppliers surveyed, many completed the CMRT at the company, business unit or entity level and are unable to represent that 3TGs from the processing facilities they listed had actually been used in the components that they supplied to us.  The quality of the responses that we received from our surveyed suppliers continue to be varied. Many of the responses included the names and locations of smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third-party service provider followed up on these invalid responses, urging the suppliers to resubmit the CMRT and include smelter or refiner information. There are still suppliers that are unable to provide smelters and refiner information.

For all responses that indicated a smelter or a refiner, our third party service provider compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” our third-party service provider confirmed that the name was listed by CFSI as a certified smelter.

Appendix A lists the smelters and refiners that our suppliers have reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix B also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by our suppliers and CFSI.

Additional Steps to Be Taken to Mitigate Risks

The Company will continue to work with those suppliers who have not responded, responded with invalid smelters and refiners information, or responded as “DRC Conflict Undeterminable” to identify the source of such minerals using available tools, such as the CMRT and the related Smelter Reference list that is publicly available.  Should a supplier conclude, and report to us, that they have conflict minerals sourced from the Covered Countries and benefited armed groups, the Company will require such suppliers to implement measures to become DRC conflict free and find alternative suppliers to the extent alternative DRC conflict free sources of supply are available.

Safe Harbor and Forward-Looking Statements

Certain statements in this Conflict Minerals Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Conflict Minerals Report that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “will,”“expects,” “intends,” “plans,” “believes,” “anticipates,” and other similar expressions.  These forward-looking statements include, but are not limited to, statements regarding expectation or intention relating to our compliance efforts and expected actions.  These statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations or actions to be different. Undue reliance should not be placed on these statements, which are only effective as of the date of this report. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Appendix A

The following is a list of identified smelters or refiners for the 2015 reporting period:

Metal	Standard Smelter Name	Smelter or Refiner Country	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Yes
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Unknown
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes

Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	E.S.R. Electronics	UNITED STATES	Unknown
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Unknown
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIET NAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown

Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Yes

Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Unknown
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Appendix B

The following is a list of the Countries of Origin identified for the 2015 reporting period:

Gold	Tantalum	Tin	Tungsten
AUSTRALIA	AUSTRIA	BELGIUM	AUSTRIA
AUSTRIA	BRAZIL	BOLIVIA	BRAZIL
BELGIUM	CHINA	BRAZIL	CHINA
BRAZIL	ESTONIA	CHINA	GERMANY
CANADA	GERMANY	GERMANY	JAPAN
CHINA	INDIA	INDONESIA	KOREA, REPUBLIC OF
FRANCE	JAPAN	JAPAN	PHILIPPINES
GERMANY	KAZAKHSTAN	MALAYSIA	RUSSIAN FEDERATION
INDIA	MEXICO	PERU	UNITED STATES
INDONESIA	RUSSIAN FEDERATION	PHILIPPINES	VIET NAM
ITALY	THAILAND	POLAND
JAPAN	UNITED KINGDOM	RWANDA
KAZAKHSTAN	UNITED STATES	SPAIN
KOREA, REPUBLIC OF		TAIWAN
KYRGYZSTAN		THAILAND
MALAYSIA		UNITED STATES
MEXICO		VIET NAM
NETHERLANDS
NEW ZEALAND
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES
UZBEKISTAN
ZIMBABWE

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